Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS STRONG 2008 YEAR END RESULTS

COLUMBIA, MD February 11, 2009 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the full year and quarter ended December 31, 2008.

Shareholder Return

The Company’s shareholders earned a total return of 2% for the year 2008, the highest among all publicly traded office REITs and the ninth highest among all equity REITs. For the past ten years, the Company’s shareholders earned a total return of 648%, the highest ten year return among all equity REITs based on numbers compiled by NAREIT as of December 31, 2008.

2008 Highlights

•                  18% increase in Diluted Funds from Operations (“Diluted FFO”) per share to $2.64 for the year ended 2008 from $2.24 for 2007. Included in the 2008 Diluted FFO was a $10.4 million gain recognized for the repurchase of a $37.5 million aggregate principal amount of 3.5% Exchangeable Senior Notes. Excluding this gain, 2008 Diluted FFO per share would have been $2.46, representing a year over year increase of 10%.

•                  123% increase in diluted earnings per share (“Diluted EPS”) to $.87 for the year ended 2008 as compared to $.39 per diluted share for the year ended 2007. Included in 2008 net income was a $10.4 million gain recognized for the repurchase of a $37.5 million aggregate principal amount of 3.5% Exchangeable Senior Notes. Excluding this gain, 2008 net income would have been $.69 per share, representing a year over year increase of 77%.

•                  23% increase in Adjusted Funds from Operations (“AFFO”) diluted to $111.8 million for the year ended 2008 as compared to $90.8 million for the year ended 2007.

•                  55% Diluted FFO payout ratio and 74% Diluted AFFO payout ratio for the year.

•                  524,000 square feet in 9 development properties placed into service, with 2 of the properties containing an aggregate of 89,000 square feet placed into service during 2007. The space placed in service in these properties was 87.5% leased at December 31, 2008.

•                  642,000 square feet of space under construction and development leased.

•                  93.2% occupied and 93.7% leased for our wholly-owned portfolio as of December 31, 2008.

•                  $139.2 million of net proceeds raised through the issuance of 3.7 million common shares at a public offering price of $39.00 per share.

•                  78% renewal rate on expiring leases for the year, 1.9 million square feet renewed with an average capital cost of $7.12 per square foot.

•                  4% increase in same office property cash NOI for the year, excluding the effect of a $2.3 million reduction in lease termination fees. Including the effect of lower lease termination fees, same office property cash NOI increased 3% for the year. The Company’s same office portfolio for the year ended December 31, 2008 represents 80% of the rentable square feet of its consolidated portfolio and consists of 162 properties.

•                  10% increase of quarterly common dividend in September 2008.

“We had excellent FFO growth in 2008 and are well positioned for continued growth in 2009. We have conservatively planned for a recession in our guidance,” stated Randall M. Griffin, President and Chief Executive Officer, Corporate Office Properties Trust. “The Company is fortunate to begin 2009 with strong financial flexibility, a healthy capital position and a development pipeline, totally concentrated in the U.S. Government and Defense Information Technology sector where we continue to see strong demand,” he stated.

Financial Results

Revenues from real estate operations for the year ended December 31, 2008 were $399.6 million, as compared to the year ended December 31, 2007 of $365.9 million.

As of December 31, 2008, the Company had a total market capitalization of $3.9 billion, with $1.9 billion in debt outstanding, equating to a 48% debt-to-total market capitalization ratio.

As of December 31, 2008, the Company’s weighted average interest rate was 5% and the Company had 74% of the total debt subject to fixed interest rates.

For the fourth quarter 2008, the Company’s EBITDA to interest expense coverage ratio was 3.7x, and the EBITDA fixed charge coverage ratio was 3.1x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At December 31, 2008, the Company’s wholly-owned portfolio of 238 office properties totaled 18.5 million square feet. The weighted average remaining lease term for the portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $22.40 per square foot.

For the year, 1.9 million square feet was renewed equating to a 78% renewal rate, at an average committed cost of $7.12 per square foot. Total rent on renewed space increased 16% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and increased 6% on a cash basis. For renewed and retenanted space of 2.3 million square feet, total straight-line rent increased 12% and total rent on a cash basis increased 3%. The average committed cost for renewed and retenanted space was $9.25 per square foot.

For the quarter ended December 31, 2008, 315,000 square feet was renewed equating to a 79% renewal rate, at an average committed cost of $10.38 per square foot. Total rent on renewed space increased 5% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and decreased 3% on a cash basis. For renewed and retenanted space of 347,000 square feet, total straight-line rent increased 5% and total rent on a cash basis decreased 3%. The average committed cost for renewed and retenanted space was $11.08 per square foot.

The Company recognized lease termination fees of $481,000, net of write-offs of related straight-line rents and write-off of previously unamortized deferred market revenue for the year ended December 31, 2008, as compared to $4.1 million for the year ended December 31, 2007, representing a decrease of 88%.

For the fourth quarter 2008, the Company recognized lease termination fees of $183,000, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities, as compared to $578,000 in the fourth quarter 2007, representing a decrease of 68%.

During 2008, the Company signed leases for 375,000 square feet of space at the Unisys Campus in Blue Bell, Pennsylvania. Included in this total are the following:

•                  a new lease with Merck, Inc. to continue occupancy of the entire 219,000 square foot property located at 785 Jolly Road.

•                  a renewal of Unisys Corporation for 156,000 square feet representing 75% of the property located at 760 Jolly Road.

Development Activity

At December 31, 2008, the Company had 2.3 million square feet under construction, development and redevelopment for a total projected cost of $464.9 million.

The Company’s land inventory (wholly-owned and joint venture) at December 31, 2008 totaled 1,885 acres that can support 17.0 million square feet of development.

The Company completed the formation of M Square Associates, LLC, a joint venture in which the Company holds a 45% economic interest, located adjacent to the University of Maryland campus in College Park, Maryland. The venture will develop, ground lease and manage the office buildings totaling approximately 750,000 square feet, including 222,000 square feet under construction at December 31, 2008 that is 77% leased.

Acquisition Activity

During the year, the Company acquired 3 buildings totaling 247,000 square feet for $40.5 million.

Included in these totals, are the following assets:

•                  124,000 square foot property for $23.2 million, located in the Colorado Springs Airport Business Park, known as Cresterra, at 3535 Northrop Grumman Point in Colorado Springs, Colorado, 100% leased long term to Northrop Grumman Corporation.

•                  123,000 square feet in two properties for $17.3 million, located at 1560 Cable Ranch Road, known collectively as 151 Technology Center in San Antonio, Texas, 100% leased long term to Sears, Air Force Federal Credit Union and AFNI.

Disposition Activity

During the year, the Company sold 223,000 square feet in 3 buildings for $25.3 million and realized gains of $2.6 million. The buildings were located in the Company’s New Jersey and Baltimore County submarkets.

Financing and Capital Transactions

The Company executed the following transactions during the year:

•                  Closed on a $221.4 million loan requiring interest only payments for the term at variable rate of LIBOR plus 225 basis points. The loan has a four year term with an option to extend by an additional year.

•                  Closed on a $225.0 million construction loan facility that will be used to fund most of the Company’s construction costs over the next several years. The facility has a three year term with a one year extension option, and requires interest only payments throughout the term.

•                  Repurchased a $37.5 million aggregate principal amount in the Company’s 3.5% Exchangeable Senior Notes for $26.7 million, recognizing a gain of $10.4 million during the fourth quarter 2008.

Subsequent Events

The Company executed the following transactions subsequent to quarter end:

•                  54,000 square feet of the 82,000 square foot property to be constructed at North Gate Business Park in Aberdeen, Maryland was leased long-term to The MITRE Corporation.

•                  67,000 square feet of the 175,000 square foot property located at 2900 Towerview Road in Herndon, Virginia was leased long-term to Qwest Corporation, bringing the property to 100% leased.

Earnings Guidance

The Company revised its 2009 EPS guidance from a range of $.77 to $.85 (adjusted for the change in accounting for interest on convertible debt effective January 1, 2009) to a range of $.73 to $.83 per diluted share.

The Company revised its 2009 FFO per share guidance from a range of $2.52 to $2.60 to a range of $2.48 to $2.58, representing growth of 4% to 8% compared to 2008 diluted FFO per share, as adjusted, of $2.39 (which includes a reduction of $.07 per share for the change in accounting for interest on convertible debt effective January 1, 2009).

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call (within the United States)

Date:	Thursday, February 12, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	888-679-8018

Passcode:	33600894

Conference Call (outside the United States)

Date:	Thursday, February 12, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	617-213-4845

Passcode:	33600894

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=P8Y7M99DB

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, February 12 at 3:00 p.m. Eastern Time through Thursday, February 26 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 41186431. To access the replay outside the United States, please call 617-801-6888 and use passcode 41186431.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of December 31, 2008, the Company owned 256 office and data properties totaling 19.2 million rentable square feet, which includes 18 properties totaling 769,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. More information on COPT can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2008	2007
Revenues
Real estate revenues	$103,599	$94,352
Service operations revenues	65,345	8,498
Total revenues	168,944	102,850
Expenses
Property operating expenses	36,786	31,090
Depreciation and other amortization associated with real estate operations	27,290	25,889
Service operations expenses	64,052	8,330
General and administrative expenses	7,257	5,758
Total operating expenses	135,385	71,067
Operating income	33,559	31,783
Interest expense	(20,512)	(21,689)
Interest and other income	1,146	215
Gain on sales of non-real estate investments	10,376	—
Income from continuing operations before equity in income (loss) of unconsolidated entities, income taxes and minority interests	24,569	10,309
Equity in income (loss) of unconsolidated entities	20	(27)
Income tax expense	(99)	(89)
Income from continuing operations before minority interests	24,490	10,193
Minority interests in income from continuing operations	(3,019)	(1,049)
Income from continuing operations	21,471	9,144
Income from discontinued operations, net	—	424
Income before gain on sales of real estate	21,471	9,568
Gain on sales of real estate, net	—	361
Net income	21,471	9,929
Preferred share dividends	(4,026)	(4,025)
Net income available to common shareholders	$17,445	$5,904

Earnings per share “EPS” computation
Numerator	$17,445	$5,904

Denominator:
Weighted average common shares - basic	51,120	46,947
Dilutive effect of share-based compensation awards	640	914
Weighted average common shares - diluted	51,760	47,861

EPS
Basic	$0.34	$0.13
Diluted	$0.34	$0.12

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended December 31,
	2008		2007

Net income	$21,471		$9,929
Add: Real estate-related depreciation and amortization	27,290		26,607
Add: Depreciation and amortization on unconsolidated real estate entities	159		163
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(72)		(51)
Gain on sales of real estate, excluding development portion	—		(1,049)
Funds from operations (“FFO”)	48,848		35,599
Add: Minority interests-common units in the Operating Partnership	2,814		1,258
Less: Preferred share dividends	(4,026)		(4,025)
Basis and diluted funds from operations (“Basic and Diluted FFO”)	47,636		32,832
Less: Straight-line rent adjustments	(1,927)		(2,680)
Less: Recurring capital expenditures	(8,682)		(6,504)
Less: Amortization of deferred market rental revenue	(606)		(416)
Diluted adjusted funds from operations (“Diluted AFFO”)	$36,421		$23,232

Weighted average shares
Weighted average common shares	51,120		46,947
Conversion of weighted average common units	7,993		8,167
Weighted average common shares/units - basic FFO per share	59,113		55,114
Dilutive effect of share-based compensation awards	640		914
Weighted average common shares/units - diluted FFO per share	59,753		56,028

Diluted FFO per share	$0.80		$0.59
Dividends/distributions per common share/unit	$0.3725		$0.3400
Earnings payout ratio	110.5%		272.6%
Diluted FFO payout ratio	46.7%		57.5%
Diluted AFFO payout ratio	61.0%		81.2%
EBITDA interest coverage ratio	3.74	x	2.95	x
EBITDA fixed charge coverage ratio	3.08	x	2.45	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	51,760		47,861
Weighted average common units	7,993		8,167
Denominator for diluted FFO per share	59,753		56,028

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Year Ended December 31,
	2008	2007
Revenues
Real estate revenues	$399,633	$365,914
Service operations revenues	188,385	41,225
Total revenues	588,018	407,139
Expenses
Property operating expenses	141,139	123,258
Depreciation and other amortization associated with real estate operations	102,720	104,700
Service operations expenses	184,142	39,793
General and administrative expenses	25,329	21,704
Total operating expenses	453,330	289,455
Operating income	134,688	117,684
Interest expense	(83,646)	(85,576)
Interest and other income	2,070	3,030
Gain on early extinguishment of debt	10,376	—
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	63,488	35,138
Equity in loss of unconsolidated entities	(147)	(224)
Income tax expense	(201)	(569)
Income from continuing operations before minority interests	63,140	34,345
Minority interests in income from continuing operations	(7,488)	(3,331)
Income from continuing operations	55,652	31,014
Income from discontinued operations, net	2,179	2,210
Income before gain on sales of real estate	57,831	33,224
Gain on sales of real estate, net	837	1,560
Net income	58,668	34,784
Preferred share dividends	(16,102)	(16,068)
Net income available to common shareholders	$42,566	$18,716

Earnings per share “EPS” computation
Numerator	$42,566	$18,716

Denominator:
Weighted average common shares - basic	48,132	46,527
Dilutive effect of share-based compensation awards	733	1,103
Weighted average common shares - diluted	48,865	47,630

EPS
Basic	$0.88	$0.40
Diluted	$0.87	$0.39

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Year Ended December 31,
	2008		2007

Net income	$58,668		$34,784
Add: Real estate-related depreciation and amortization	102,772		106,260
Add: Depreciation and amortization on unconsolidated real estate entities	648		666
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(270)		(188)
Gain on sales of real estate, excluding development portion	(2,630)		(3,827)
FFO	159,188		137,695
Add: Minority interests-common units in the Operating Partnership	7,315		3,682
Less: Preferred share dividends	(16,102)		(16,068)
Basic and Diluted FFO	150,401		125,309
Less: Straight-line rent adjustments	(10,211)		(11,722)
Less: Recurring capital expenditures	(26,293)		(20,835)
Less: Amortization of deferred market rental revenue	(2,064)		(1,985)
Diluted AFFO	$111,833		$90,767

Weighted average shares
Weighted average common shares	48,132		46,527
Conversion of weighted average common units	8,107		8,296
Weighted average common shares/units - basic FFO per share	56,239		54,823
Dilutive effect of share-based compensation awards	733		1,103
Weighted average common shares/units - diluted FFO per share	56,972		55,926

Diluted FFO per share	$2.64		$2.24
Dividends/distributions per common share/unit	$1.425		$1.300
Earnings payout ratio	166.4%		327.7%
Diluted FFO payout ratio	54.8%		57.5%
Diluted AFFO payout ratio	73.6%		79.3%
EBITDA interest coverage ratio	3.21	x	2.82	x
EBITDA fixed charge coverage ratio	2.65	x	2.35	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	48,865		47,630
Weighted average common units	8,107		8,296
Denominator for diluted FFO per share	56,972		55,926

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	December 31,	December 31,
	2008	2007
Balance Sheet Data (in thousands) (as of period end)
Investment in real estate, net of accumulated depreciation	$2,776,889	$2,603,939
Total assets	3,112,867	2,931,853
Debt	1,866,623	1,825,842
Total liabilities	2,041,688	1,979,116
Minority interests	137,865	130,095
Beneficiaries’ equity	933,314	822,642

Debt to total assets	60.0%	62.3%
Debt to undepreciated book value of real estate assets	58.1%	60.8%
Debt to total market capitalization	47.6%	48.0%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	238	228
Total net rentable square feet owned (in thousands)	18,462	17,832
Occupancy	93.2%	92.6%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,112,867	$2,931,853
Assets other than assets included in investment in real estate	(335,978)	(327,914)
Accumulated depreciation on real estate assets	343,110	288,747
Intangible assets on real estate acquisitions, net	91,848	108,661
Denominator for debt to undepreciated book value of real estate assets	$3,211,847	$3,001,347

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$5,472	$2,692	$20,355	$21,487
Total capital improvements on operating properties	4,434	4,748	11,261	11,230
Total leasing costs on operating properties	1,269	1,850	4,033	7,562
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,615)	(811)	(5,692)	(12,192)
Less: Nonrecurring capital improvements on operating properties	(836)	(1,442)	(3,503)	(4,494)
Less: Nonrecurring leasing costs incurred on operating properties	(49)	(575)	(318)	(2,856)
Add: Recurring improvements on operating properties held through joint ventures	7	42	157	98
Recurring capital expenditures	$8,682	$6,504	$26,293	$20,835

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Reconciliation of dividends for earnings payout ratio to dividends and distributions for FFO & AFFO payout ratio
Common share dividends for earnings payout ratio	$19,283	$16,097	$70,836	$61,331
Common unit distributions	2,946	2,777	11,510	10,682
Dividends and distributions for FFO & AFFO payout ratio	$22,229	$18,874	$82,346	$72,013

Reconciliation of diluted AFFO and numerators for diluted EPS and diluted FFO, as reported, to diluted AFFO and numerators for diluted EPS and diluted FFO excluding gain on early extinguishment of debt

Numerator for diluted EPS, as reported	$17,445	$5,904	$42,566	$18,716
Less: Gain on early extinguishment of debt	(10,376)	—	(10,376)	—
Add: Minority interests share of gain on early extinguishment of debt	1,438	—	1,438	—
Numerator for diluted EPS, as adjusted	$8,507	$5,904	$33,628	$18,716
Diluted EPS, as adjusted for gain on early extinguishment of debt	$0.16	$0.12	$0.69	$0.39

Numerator for diluted FFO per share, as reported	$47,636	$32,832	$150,401	$125,309
Less: Gain on early extinguishment of debt	(10,376)	—	(10,376)	—
Numerator for diluted FFO per share, as adjusted	$37,260	$32,832	$140,025	$125,309
Diluted FFO per share, as adjusted for gain on early extinguishment of debt	$0.62	$0.59	$2.46	$2.24

Diluted AFFO, as reported	$36,421	$23,232	$111,833	$90,767
Less: Gain on early extinguishment of debt	(10,376)	—	(10,376)	—
Diluted AFFO, as adjusted	$26,045	$23,232	$101,457	$90,767

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$21,471	$9,929	$58,668	$34,784
Interest expense on continuing operations	20,512	21,689	83,646	85,576
Interest expense on discontinued operations	—	80	51	1,382
Income tax expense	99	1,201	779	1,684
Real estate-related depreciation and amortization	27,290	26,607	102,772	106,260
Other depreciation and amortization	393	358	1,570	1,365
Minority interests	3,019	1,391	8,147	4,220
EBITDA	$72,784	$61,255	$255,633	$235,271

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$20,512	$21,689	$83,646	$85,576
Interest expense from discontinued operations	—	80	51	1,382
Less amortization of deferred financing costs	(1,073)	(970)	(3,955)	(3,676)
Denominator for interest coverage-EBITDA	19,439	20,799	79,742	83,282
Preferred share dividends	4,026	4,025	16,102	16,068
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-EBITDA	$23,630	$24,989	$96,504	$100,010

Reconciliation of same property net operating income to same property cash net operating income and same property cash net operating income, adjusted for lease termination fees
Same property net operating income	$60,792	$60,641	$210,570	$207,792
Less: Straight-line rent adjustments	(1,057)	(2,025)	(4,452)	(7,081)
Less: Amortization of deferred market rental revenue	(436)	(342)	(1,385)	(1,902)
Same property cash net operating income	$59,299	$58,274	$204,733	$198,809
Less: Lease termination fees, gross	(200)	(688)	(554)	(2,891)
Same property cash net operating income, adjusted for lease termination fees	$59,099	$57,586	$204,179	$195,918

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

Reconciliation of projected EPS-diluted to projected diluted FFO per share

	Year Ending
	December 31, 2009
	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$38,300	$43,475
Real estate-related depreciation and amortization (1)	105,600	105,600
Minority interests-common units	6,100	6,925
Numerator for projected diluted FFO per share	$150,000	$156,000

Reconciliation of denominators
Denominator for projected EPS-diluted	52,600	52,600
Weighted average common units	7,900	7,900
Denominator for projected diluted FFO per share	60,500	60,500

Projected EPS - diluted	$0.73	$0.83
Projected diluted FFO per share	$2.48	$2.58

(1)	The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of December 31, 2008 (1)

(Dollars in thousands)

			Percentage of	Total	Percentage	Weighted
		Total	Total	Annualized	of Total	Average
	Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America (5)	67	2,584,112	15.0%	$66,782	17.3%	6.3
Northrop Grumman Corporation (6)	16	1,139,591	6.6%	28,375	7.4%	7.7
Booz Allen Hamilton, Inc.	8	710,692	4.1%	19,985	5.2%	5.6
Computer Sciences Corporation (6)	4	454,645	2.6%	11,875	3.1%	2.6
L-3 Communications Holdings, Inc. (6)	5	267,354	1.6%	9,730	2.5%	5.3
Unisys Corporation (7)	5	760,145	4.4%	9,052	2.3%	4.7
General Dynamics Corporation (6)	10	293,329	1.7%	7,753	2.0%	1.6
The Aerospace Corporation	3	245,598	1.4%	7,301	1.9%	6.1
ITT Corporation (6)	9	290,312	1.7%	6,820	1.8%	5.5
Wachovia Corporation (6)	4	183,577	1.1%	6,622	1.7%	9.6
Comcast Corporation (6)	11	342,266	2.0%	6,514	1.7%	3.2
AT&T Corporation (6)	8	306,988	1.8%	5,692	1.5%	4.5
The Boeing Company (6)	4	143,480	0.8%	4,241	1.1%	4.7
Ciena Corporation	4	229,848	1.3%	4,200	1.1%	3.3
BAE Systems PLC (6)	7	212,339	1.2%	3,171	0.8%	3.9
The Johns Hopkins Institutions (6)	4	128,827	0.7%	3,011	0.8%	7.7
Science Applications International Corp. (6)	9	137,142	0.8%	2,957	0.8%	0.8
Merck & Co., Inc. (Unisys) (6) (7)	2	225,900	1.3%	2,719	0.7%	3.6
Magellan Health Services, Inc.	2	113,727	0.7%	2,673	0.7%	2.6
AARP	1	104,695	0.6%	2,571	0.7%	12.9

Subtotal Top 20 Office Tenants	183	8,874,567	51.6%	212,044	55.0%	5.7
All remaining tenants	778	8,333,261	48.4%	173,326	45.0%	3.7
Total/Weighted Average	961	17,207,828	100.0%	$385,370	100.0%	4.8

(1)	Table excludes owner occupied leasing activity which represents 149,601 square feet with a weighted average remaining lease term of 6.5 years as of December 31, 2008.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2008, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.
(7)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.